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                                                                   EXHIBIT 23-A

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Sprint Corporation and Sprint Capital Corporation for the registration of $8,000,000,000 of unsecured senior debt securities, to the incorporation by reference therein of our reports for Sprint Corporation and the FON Group dated February 3, 1998 (except Note 1, as to which the date is May 26, 1998) and our report for the PCS Group dated May 26, 1998 included in Sprint's Proxy Statement/Prospectus that forms a part of Registration Statement No. 333-65173 filed with the Securities and Exchange Commission, and to the incorporation by reference therein of our report dated February 3, 1998, with respect to the consolidated financial statements and schedule of Sprint Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Kansas City, Missouri
October 13, 1998